Exhibit 10.11
COMMON STOCK SECURITIES PURCHASE AGREEMENT
     COMMON STOCK SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 31, 2006, by and among Global Employment Solutions, Inc., a Colorado corporation, with headquarters located at 9090 Ridgeline Boulevard, Suite 205, Littleton, Colorado 80129 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
     WHEREAS:
     The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     Each Buyer wishes to purchase, and the Company wishes PubCo to sell, upon the terms and conditions stated in this Agreement, (i) that number of shares of PubCo’s Common Stock, par value $0.0001 per share (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Shares”), with an aggregate purchase price for all Buyers of $4,250,000, and (ii) warrants, in the form attached hereto as Exhibit A (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).
     Contemporaneously with the Closing, the Buyers and PubCo will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (as amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company agrees to cause PubCo to provide certain registration rights with respect to the Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”
     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
     1. PURCHASE AND SALE OF SHARES AND WARRANTS.
          (a) Purchase of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall cause PubCo to issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from PubCo on the Closing Date (as defined below), (x) that number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Closing”).

          (b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by the Company and Buyers holding the right to purchase not less than 66-2/3% of the Shares to be sold hereunder, such Closing Date to be as soon as practicable following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, PA 19103-6996.
          (c) Purchase Price. The aggregate purchase price for the Shares and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $5.00 for each Share and related Warrants to be purchased by such Buyer at the Closing.
          (d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to PubCo for the Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s or PubCo’s written wire instructions, and (ii) the Company shall cause PubCo to deliver to each Buyer (A) the Shares which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of PubCo and registered in the name of such Buyer or its designee.
     2. BUYER’S REPRESENTATIONS AND WARRANTIES.
          Each Buyer represents and warrants with respect to only itself that:
          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares (less any Warrant Shares forfeited upon a Cashless Exercise (as defined in the Warrants)), in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

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          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
          (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (f) Transfer or Resale. Such Buyer understands that except as will be provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to PubCo an opinion, in generally acceptable form, of counsel selected by the Buyer and reasonably satisfactory to PubCo, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides PubCo with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(o)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) none of the Company, PubCo or any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
          (g) Legends. Such Buyer understands that the certificates or other instruments representing the Shares and Warrants and, until such time as the resale of the Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE

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BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and PubCo shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides PubCo with an opinion of counsel reasonably acceptable to PubCo, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides PubCo with reasonable assurances of the holder’s belief that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.
          (h) Validity; Enforcement. This Agreement has been, and when the other Transaction Documents (as defined below) to which such Buyer is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, such documents shall have been, duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (i) Residency. Such Buyer is a resident of the jurisdiction specified below its address on the Schedule of Buyers.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Buyers that:
          (a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company and/or after the

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Closing, PubCo, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents to which it is a party. The Company has no Subsidiaries except as set forth on Schedule 3(a).
          (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement to which the Company is a party (such documents, and together with the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and each of the other agreements to be entered into in connection with the transactions contemplated by this Agreement, collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Offer of Securities. The offer by the Company of the Securities is exempt from registration under the 1933 Act.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries, or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its

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Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
          (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents to which it is a party, in each case in accordance with the terms hereof or thereof, other than the current report on Form 8-K required to be filed after Closing by PubCo pursuant to Section 4(h) of this Agreement, the Form D filing required to be made following the Closing by PubCo with the SEC and the registration statement and related state securities law filings required by the Registration Rights Agreement.
          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by the Company, its Subsidiaries and their representatives.
          (g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Rodman & Renshaw, LLC as placement agent (the “Agent”) in connection with the sale of the Securities. The Company will also pay a fee of up to $810,000 to Ewing Bemiss & Co. (“Bemiss”) contemporaneously with the Closing. Other than the Agent and Bemiss, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

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          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
          (i) Financial Statements. The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, liabilities and obligations reflected on or reserved against in the January 1, 2006 audited balance sheet prepared in accordance with GAAP delivered pursuant to Section 7(o) (the “Balance Sheet”) and as otherwise disclosed herein or in the disclosure schedules to this Agreement, since January 2, 2006, inclusive of such date, the Company has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with the principles used in preparation of the Balance Sheet.
          (j) Absence of Certain Changes. Since January 1, 2006, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect. Since January 1, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000 or (iv) waived any material rights with respect to any Indebtedness or other rights in excess of $100,000 owed to it. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(j), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(o)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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          (k) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents or its bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          (l) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (m) Transactions With Affiliates. Except as set forth in Schedule 3(m) hereto, other than the issuance of restricted stock disclosed on Schedule 3(n), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (n) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, $.01 par value, 2,693,370 of which are issued and outstanding and (ii) 50,000,000 shares of preferred stock, $.01 par value, of which 7,000,000 shares have been designated as Series C Preferred Stock, 6,825,780 of which are issued and outstanding, and 30,000,000 have been designated as Series D Preferred Stock, 21,841,930.34 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(n) or Schedule 3(o): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company

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or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(o) hereof) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (ix) all of the Company’s outstanding options and warrants shall be cancelled at Closing; and (x) no securities of the Company or PubCo are listed or quoted on any stock exchange or automated quotation system. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(n) hereof), (i) all of the Company’s issued and outstanding stock shall be owned by PubCo and (ii) all other securities issued by the Company (including, without limitation, the Series C Preferred Stock, the Series D Preferred Stock and any securities disclosed in Schedule 3(n)) shall have been exchanged for shares of PubCo’s Class A Common Stock (the “Class A Common Stock”), PubCo’s Class B Common Stock (the “Class B Common Stock”), or PubCo’s Common Stock, as applicable. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and all agreements relating to securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.
          (o) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(o), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(o) provides a detailed description of the material terms of any such outstanding Indebtedness. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(n) hereof), neither the Company nor PubCo shall have any outstanding Indebtedness, other than the Senior Secured Convertible Notes to be issued pursuant

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to the terms of the Notes Securities Purchase Agreement in the form attached hereto as Exhibit C (the “Notes”) (which Notes shall be in the form attached hereto as Exhibit D), the Senior Indebtedness (as such term is defined in the Notes) and the Permitted Indebtedness (as such term is defined in the Notes) set forth on Schedule 3(o)(i). For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with U.S. GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
          (p) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation that is material, individually or in the aggregate, before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors.
          (q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance

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coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (r) Employee Relations.
                    (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. None of Howard Brill, Dan Hollenbach, Robert Larkin, Steve Pennington or any officer in the capacity of President-Professional Staffing or any other person holding a similar office or holding an office at a similar level as the foregoing (the “Executive Officers”) have notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Executive Officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
                    (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (s) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for the blanket lien securing the Senior Indebtedness (as defined in the Notes) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
          (t) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened,

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against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
          (u) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          (v) Subsidiary Rights. Except as set forth in Schedule 3(v), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or each Subsidiary.
          (w) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed on Schedule 3(w), neither the Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

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          (x) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.
          (y) Upon the payment of cash and shares of Common Stock in the amounts set forth on Schedule 3(y)(i) (the “Required Repayments”) to the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o), the Company shall have fulfilled any and all of its obligations to the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) arising from, under or with respect to the Master Investment Agreement, dated as of November 15, 2001, by and among the Company, Global Investment I, LLC and the other parties identified therein, as currently in effect (the “Master Investment Agreement”). Upon the payment of the cash and shares of Common Stock to the parties and in the amounts set forth on Schedule 3(y)(ii) (collectively, the “Management Payments”), the Company shall have fulfilled any and all of its obligations to such parties arising from, under or with respect to (i) the Certificate of Incorporation, (ii) the Company’s Series C Preferred Stock, (iii) the Company’s Series D Preferred Stock, (iv) the Company’s Restricted Stock Plan, as currently in effect, and (v) the Master Investment Agreement, as applicable.
          (z) Disclosure. All disclosure, oral or written, provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     4. COVENANTS.
          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.
          (b) Form D and Blue Sky. The Company agrees to cause PubCo to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, or cause PubCo to take such action, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.
          (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Shares and Warrant Shares and none of

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the Warrants is outstanding (the “Reporting Period”), the Company shall cause PubCo to use every reasonable effort to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not permit PubCo to terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
          (d) Financial Information. (i) The Company agrees to cause PubCo to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by PubCo, the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of PubCo or the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
          (e) Until the Closing, the Company agrees to promptly deliver to each Buyer a copy of all financial statements prepared by the Company for distribution to any of the Company’s shareholders, lenders or its board of directors.
          (f) Fees. The Company and PubCo shall reimburse Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio (“Radcliffe”), or its designee(s), for all reasonable costs and expenses (in addition to any amounts previously paid) incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be, at the sole option of Radcliffe, after application of the $15,000 advance toward such fees and expenses previously paid by the Company to Radcliffe, withheld by such Buyer from its Purchase Price at the Closing. The Company and PubCo, as applicable, shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, or cause PubCo to pay, and hold, or cause PubCo to hold, each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
          (g) Pledge of Securities. The Company, on behalf of itself and PubCo, acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting

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a pledge of Securities shall be required to provide the Company or PubCo with any notice thereof or otherwise make any delivery to the Company or PubCo pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver, and to cause PubCo to execute and deliver, such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          (h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the Closing Date, the Company shall cause PubCo to file a press release (the “Press Release”) describing the material terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York Time, on the second Business Day following the Closing Date, the Company shall cause PubCo to file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, PubCo, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not, and shall cause PubCo and each of their Subsidiaries and their and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company, PubCo or any of their Subsidiaries from and after the issuance of the Press Release without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of their Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, their Subsidiaries, or any of their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, PubCo, its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, PubCo, nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that PubCo shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the holders of 66-2/3% of the Shares purchased hereunder shall be consulted by PubCo in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, neither PubCo nor the Company shall publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or the National Association of Securities Dealers, Inc.’s OTC Bulletin Board (the “Principal Market”) or the stock exchange or automated quotation system upon which PubCo’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable, without

15

the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law or Principal Market regulations, the regulations of the stock exchange or automatic quotation system upon which PubCo’s shares of Common Stock are then traded or any order of any court or other governmental agency, in which case PubCo shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.
          (i) Special Dividend. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(n) hereof), PubCo shall declare and pay an aggregate cash dividend of not more than $25.58528 per share on its outstanding Class A Common Stock (the “Class A Dividend”) and an aggregate cash dividend of not more than $3.21374 per share on its outstanding Class B Common Stock (the “Class B Dividend,” and collectively with the Class A Dividend, the “Special Dividend”). Immediately following the payment of the Special Dividend, each share of Class A Common Stock and each share of Class B Common Stock shall, automatically and without further action by the Company, PubCo or any other party, convert into one share of Common Stock (such conversions, the “Required Conversions”).
          (j) Variable Securities; Dilutive Issuances. For so long as any Buyer beneficially owns any Securities, the Company shall cause PubCo not to, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Warrants remain outstanding, the Company shall cause PubCo not to, in any manner, enter into or affect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause PubCo to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which PubCo may issue upon exercise of the Warrants without breaching PubCo’s obligations under the rules or regulations of the Principal Market or the stock exchange or automated quotation system upon which PubCo’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable.
          (k) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall cause PubCo not to be party to any Fundamental Transaction (as defined in the Warrants) unless PubCo is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.
          (l) Reservation of Shares. The Company shall cause PubCo to take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the number of shares of Common Stock issuable upon exercise of the Warrants.
          (m) Conduct of Business. The business of PubCo, the Company and their Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any

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governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
          (n) Additional Issuances of Securities.
               (i) For purposes of this Section 4(n), the following definitions shall apply.
          (A) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
          (B) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (C) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
               (ii) From the date hereof until the date that is 180 Trading Days (as defined in the) following the Effective Date (as defined in the Registration Rights Agreement), as such date may be extended by one Trading Day for each Trading Day following the Effective Date on which the Registration Statement required to be filed by PubCo pursuant to the Registration Rights Agreement cannot be utilized by the holders of Shares for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) (the “Trigger Date”), neither PubCo nor the Company will, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) without the prior written approval of the holders of 66-2/3% of the Shares issued hereunder.
               (iii) From the Trigger Date until the two year anniversary of the Closing Date, the Company shall cause PubCo not to, directly or indirectly, effect any Subsequent Placement unless PubCo shall have first complied with this Section 4(n)(iii).
          (A) PubCo shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 50% of the Offered Securities (a) based on such Buyer’s pro rata portion of the Shares purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such

17

Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).
          (B) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to PubCo prior to the end of the 10th Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by PubCo to the extent its deems reasonably necessary, which process shall be repeated until the Buyers shall have had the opportunity to subscribe for any remaining Undersubscription Amount.
          (C) PubCo shall have 10 Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to PubCo than those set forth in the Offer Notice.
          (D) In the event PubCo shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities PubCo actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, PubCo may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii) above.
          (E) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from PubCo, and PubCo shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii) above if the Buyers have so elected, upon the terms and

18

conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by PubCo and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.
          (F) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iii) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.
               (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with any Excluded Issuance (as defined in the Warrants) or any bona fide firm commitment underwritten public offering with a nationally recognized underwriter pursuant to an effective registration statement under the 1933 Act that generates net proceeds to the Company or PubCo, as applicable, of at least $30 million (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”).
          (o) Integration. None of PubCo, the Company, their Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(h) that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.
          (p) Holding Period. For the purposes of Rule 144, the Company acknowledges, on behalf of itself and PubCo, based on current securities laws, that the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company, on behalf of itself and PubCo, agrees not to take a position contrary to this Section 4(p).
          (q) OTC Bulletin Board. The Company shall cause PubCo to use best efforts and to cooperate in Rodman & Renshaw, LLC’s application to cause the Common Stock to become designated for quotation on the Principal Market as soon as practicable following the Closing Date and thereafter to comply with the rules of the Principal Market. If the Common Stock is not designated for quotation on the Principal Market by the 10th Business Day after the earlier to occur of the Effective Date (as defined in the Registration Rights Agreement) or the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) (such date, the “OTC Deadline”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor (as such term is defined in the Registration Rights Agreement) an amount in cash equal to (i) one percent of the aggregate Purchase Price of such Investor’s Shares on the day of the OTC Deadline and (ii) two percent of the aggregate Purchase Price of such Investor’s Shares on every 30th day after the day of the OTC Deadline (pro rated for periods totaling less than 30 days) until the Common Stock is designated for quotation on the Principal Market. The payments to which an Investor shall be entitled pursuant to this Section 4(q) are referred to herein as “OTC Delay Payments.” OTC Delay Payments shall be paid on the earlier of (x) the dates set forth above and (y) the third Business Day after the first day that the Common Stock is designated for quotation on the Principal Market. In the event the Company fails to make OTC

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Delay Payments in a timely manner, such OTC Delay Payments shall bear interest at the rate of two percent per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary, (i) no OTC Delay Payments shall be due and payable with respect to the Warrants or the Warrant Shares and (ii) in no event shall the aggregate amount of OTC Delay Payments payable to any Investor, together with any Registration Delay Payments (as defined in the Registration Rights Agreement) payable to such Investor, in each case that are outside of the control of the Company or PubCo, exceed, in the aggregate, 10% of the aggregate Purchase Price of such Investor’s Shares.
          (r) Required Repayments; Management Payments. Contemporaneously with the Closing, the Company or its agent shall make the Required Repayments and the Management Payments; provided, however, (i) that prior to making any Required Repayment, the Company shall have received from the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) a written statement acknowledging that upon payment by the Company of the Required Repayments, all of such Indebtedness shall be satisfied and cancelled; and (ii) that prior to making any Management Payment, the Company or its agent shall have received a letter of transmittal from each intended recipient of such Management Payment acknowledging that such Management Payment satisfies all of the Company’s obligations to such recipient under (A) the Certificate of Incorporation, (B) the Company’s Series C Preferred Stock, (C) the Company’s Series D Preferred Stock, (D) the Company’s Restricted Stock Plan, as in effect on the date hereof, and (E) the Master Investment Agreement, and, in each case, releasing the Company from any and all further obligations arising from, under or with respect thereto.
     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.
          (a) Register. The Company shall cause PubCo to maintain at its principal executive offices (or such other office or agency of PubCo as it may designate by notice to each holder of Securities), a register for the Common Stock and the Warrants, in which PubCo shall record the name and address of the Person in whose name the Shares and the Warrants and have been issued (including the name and address of each transferee), the number of Shares held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall cause PubCo to keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
          (b) Transfer Agent Instructions. The Company shall cause PubCo to issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, which legend removal instructions shall be consistent with Section 2(g) hereof and shall instruct such transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares and the Warrant Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to PubCo upon exercise of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f) hereof, the Company shall cause PubCo to permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges, on behalf of itself and PubCo, that a

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breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges, on behalf of itself and PubCo, that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company or PubCo of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company and PubCo hereunder to issue and sell the Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s and PubCo’s benefit and may be waived by the Company or PubCo at any time in their discretion by providing each Buyer with prior written notice thereof:
          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Shares (less, in the case of Radcliffe, the amounts withheld pursuant to Section 4(f) of this Agreement) and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          (c) The representations and warranties of such Buyer shall be true and correct, and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
          The obligation of each Buyer hereunder to purchase the Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company or PubCo with prior written notice thereof:
          (a) Each of the Company, PubCo and each of their Subsidiaries, to the extent each is a party thereto, shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) certificates evidencing the number of Shares being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.
          (b) PubCo shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

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          (c) Such Buyer shall have received the opinion of Brownstein Hyatt & Farber, P.C. (“BHF”), PubCo’s and the Company’s outside counsel, dated as of the Closing Date, in the form of Exhibit F attached hereto.
          (d) The Company and PubCo shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company, PubCo and each of their Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.
          (e) The Company and PubCo shall have delivered to such Buyer a certificate evidencing the Company’s and PubCo’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and PubCo, conducts business, as of a date within 10 days of the Closing Date.
          (f) PubCo shall have filed the Certificate of Designations, Preferences and Rights of PubCo’s Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware and such Certificate of Designation shall continue to be in full force and effect as of the Closing Date. The Company and PubCo shall have delivered to such Buyer a certified copy of the Certificate of Incorporation and the certificate of incorporation of PubCo, as amended by the Certificate of Designation, as certified by the Secretary of State of the State of Colorado and Delaware, respectively, within 10 days of the Closing Date.
          (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) hereof as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit G.
          (h) The representations and warranties of the Company shall be true and correct, and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to the other matters set forth in the form attached hereto as Exhibit H.
          (i) PubCo shall have delivered to such Buyer a letter from PubCo’s transfer agent certifying the number of shares of Common Stock outstanding as of the Closing Date before giving effect to the transactions contemplated hereby.
          (j) The Company and PubCo shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
          (k) Wells Fargo Bank National Association, acting through its Wells Fargo Business Credit operating division, the Company and certain of the Company’s Subsidiaries party to the Credit Facility (as defined in the Notes) shall have entered into amendments to the documents related to the Senior Indebtedness (as defined in the Notes) on the terms set forth on Exhibit I.

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          (l) Not less than 90% of the Company’s equity shall be acquired in a manner and for consideration described in the Share Purchase Agreement attached as Exhibit J hereto (the “Share Purchase”) by Global Employment Holdings, Inc., a Delaware corporation (referred to herein as “PubCo”), which entity shall be incorporated and in good standing in the State of Delaware, and the terms of which shall otherwise be satisfactory to Radcliffe in its sole discretion.
          (m) The Company shall have (i) received pay-off letters (as provided in Section 4(r) hereof and in the form attached hereto as Exhibit O) from the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) providing for the satisfaction and cancellation of such Indebtedness upon the payment by the Company of the Required Repayments, (ii) satisfied the Company’s obligations under a management bonus pool plan of the Company (the “Restricted Stock Plan”) by making the Management Payments, and the Company’s obligations under the Series C Preferred Stock and the Series D Preferred Stock upon the payment of the cash and shares of Common Stock to the persons and in the amounts set forth on Schedule 3(y)(ii) and (iii) paid in full and retired all other Indebtedness of the Company and PubCo (other than the Permitted Indebtedness and the Senior Indebtedness).
          (n) The Company or PubCo shall have filed a Certificate of Merger with the Colorado Secretary of State pursuant to Section 7-111-104 of the Colorado Business Corporations Act whereby a wholly-owned subsidiary of PubCo will be merged with and into the Company (the “Merger”), pursuant to which each share of the remaining equity securities of the Company not acquired by PubCo in the Share Purchase will be converted into the same number of shares of Common Stock as in the Share Purchase (the “Share Exchange”), and after giving effect to the Merger, the Required Repayments and the Management Payments, the shareholders of the Company, management and the holders of Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) immediately prior to the Share Purchase, the Merger, the Required Repayments and the Management Payments will own, on a fully-diluted basis following completion of the Share Purchase, the Merger, the Required Repayments and the Management Payments but before giving effect to the Other Financing (as defined in Section 7(t) hereof), not less than 97% of PubCo’s common equity.
          (o) The Company shall have delivered to each Buyer audited financial statements of the Company prepared in accordance with GAAP for the periods ended December 28, 2003, January 2, 2005 and January 1, 2006, audited by Mayer Hoffman McCann P.C. or another auditing firm of regionally recognized standing acceptable to Radcliffe in its sole discretion, which financial statements (i) shall contain an opinion of such auditor prepared in accordance with generally accepted auditing standards (which opinion shall be without (x) a “going concern” or like qualification or exception, or (y) any qualification or exception as to the scope of such audit), (ii) shall fulfill the financial statement requirements for inclusion in both the Current Report on Form 8-K and registration statement on Form S-1 that PubCo will be obligated to file following the Closing, (iii) shall be materially in conformity with the financial statements of the Company (audited by Grant Thornton) for the periods ended December 28, 2003 and January 2, 2005 previously provided to the Buyers (other than any non-material change in the balance of the accrued liability related to the worker’s compensation insurance program in place prior to August 2002, as more fully explained in notes A and N to the 2004 annual report (the “Worker’s Compensation Adjustment”)), and (iv) shall reflect earnings before interest,

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taxes, depreciation and amortization (EBITDA) (after adjustment for (A) the Worker’s Compensation Adjustment, (B) the annual management fee to KRG Capital Partners, LLC, (C) charges related to employee terminations in the first quarter of 2005, (D) fees and expenses related to the Share Purchase, the Required Repayments, the Management Payments and the transactions contemplated hereby and (E) accounting treatment of the Share Purchase, the Merger, the Required Repayments, the Management Payments and the transactions contemplated hereby with respect to outstanding management equity plan shares and preferred shares of the Company prior to giving effect to the transactions contemplated hereby) for the fiscal year ended January 1, 2006 of at least $10,500,000.
          (p) Assuming the payment of the Special Dividend, the Required Repayments and the Management Payments, PubCo’s capitalization and contingent liabilities shall be substantially identical to that set forth on Exhibit K hereto, after giving effect to the Share Purchase, the Merger, the Special Dividend, the Required Repayments, the Management Payments, the increase in the Senior Indebtedness contemplated in Exhibit I hereto and the Other Financing (as defined below), and Mayer Hoffman McCann P.C. (or the other auditing firm referred to in clause (o) above) shall have delivered to such Buyer a statement that such firm has reviewed the pro forma capitalization and contingent liabilities, such statement to be in substantially similar form to a customary comfort letter issued to an underwriter in connection with a registration statement on Form S-1.
          (q) Each Executive Officer and officer of PubCo who assumes the duties of any such Executive Officer after the date hereof shall have entered into non-competition and non-solicitation agreements with the Company and PubCo in the form of Exhibit L and in substance satisfactory to Radcliffe in its sole discretion, together with agreements between each such member of management and PubCo providing that (i) PubCo shall not grant demand or piggyback registration rights to any such individual or otherwise agree to register any securities held by any such individual for resale, for a period of one year, and (ii) no such individual shall sell any securities of PubCo owned of record or beneficially by such individual for one year from Closing and no such individual shall sell more than one-third of his or her securities owned of record or beneficially at the Closing for a period of within two years from the Closing Date.
          (r) There shall not have developed, occurred, or come into effect or existence after the date hereof any change, or any development involving a prospective change, in or affecting the position of the Company or PubCo, financial or otherwise, that has had, or would be expected to have, a Material Adverse Effect on the Company’s or PubCo’s general affairs, management, financial condition, shareholders’ equity, results of operations or prospects, as determined by Radcliffe in its sole discretion.
          (s) There shall not have developed, occurred or come into effect or existence (A) any suspension or material limitation in trading in securities generally or of PubCo’s shares, (B) a moratorium on commercial banking activities by either federal or New York State authorities, or (C) any event, action, state, condition or major financial occurrence of national or international consequence, including any outbreak or escalation or hostilities, acts of terrorism, war, national or international emergency, calamity or crisis or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the case of any event specified in this clause (C), in the sole opinion of Radcliffe, materially adversely affects or may

24

materially affect the financial markets or the business, operations, affairs or prospects of the Company or PubCo.
          (t) The Company shall have, concurrently with the Closing, consummated the transactions contemplated by the purchase agreements attached hereto as Exhibit C and Exhibit M securing the financing of $30,000,000 of Notes and at least $12.75 million of Series A Convertible Preferred Stock, respectively (collectively the “Other Financing”).
          (u) The Company shall have, concurrently with the Closing, paid in full and retired all other Indebtedness of the Company and PubCo (other than the Permitted Indebtedness and the Senior Indebtedness set forth on Schedule 3(o)).
          (v) PubCo shall have executed and delivered a Joinder to this Agreement (in the form attached hereto as Exhibit N), dated as of the Closing Date, to the effect that upon the Closing (i) each of the representations and warranties made by the Company set forth in Section 3 hereof, mutatis mutundis, shall be true and correct as if each reference to the Company in such representations and warranties was a reference to PubCo, (ii) PubCo assumes all covenants and obligations of PubCo set forth herein and (iii) PubCo assumes all obligations and covenants of the Company set forth herein (including, without limitation, all indemnification obligations) as if each obligation of the Company and each reference thereto contained elsewhere herein was an obligation of and a reference to PubCo.
          (w) Such Buyer shall have been satisfied, in its sole discretion, as to its due diligence investigation of PubCo, including without limitation, the audited annual financial statements of PubCo.
          (x) All equity securities and derivative securities convertible or exercisable into equity securities of PubCo or the Company shall have been, concurrently with the Closing, cancelled or terminated.
          (y) The Company shall have delivered to such Buyer such other customary documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before March 31, 2006 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and a nonbreaching party’s failure to waive such unsatisfied condition(s)), any such nonbreaching party shall have the option to terminate Sections 1, 5, 6 and 7 of this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, except as set forth below; provided, however, if the foregoing Sections of this Agreement are terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the amounts described in Section 4(f) above.
     9. MISCELLANEOUS.
          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the

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internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least 66-2/3% of the Shares issued hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it

26

applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Shares, or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Global Employment Solutions, Inc.
9090 Ridgeline Boulevard, Suite 205
Littleton, Colorado 80129
Telephone:       (303) 216-9500
Facsimile:         (303) 216-9533
Attention:         Chief Executive Officer
Copy to:
Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, CO 80202
Telephone:       (303) 223-1160
Facsimile:         (303) 223-1111
Attention:         Jeff Knetsch
          If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,
Copy (for informational purposes only) to:
Drinker Biddle & Reath LLP
One Logan Square
Philadelphia, PA 19103-6996
Telephone:       (215) 988-2880
Facsimile:         (215) 988-2757
Attention:         Stephen T. Burdumy, Esq.

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or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66-2/3% of the aggregate number of Shares issued hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Section 9(k) below.
          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5, 8 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company, on behalf of itself and PubCo, shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the

28

action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or PubCo in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or PubCo contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or PubCo) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) hereof, or (iv) the status of such Buyer or holder of the Securities as an investor in the Company or PubCo pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, on behalf of itself and PubCo, that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
          (n) Payment Set Aside. To the extent that the Company or PubCo makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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          (o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated by this Agreement and the Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in making its purchase of Securities hereunder or in monitoring its investment in PubCo. The Buyers and, to its knowledge, the Company agree that no action taken by any Buyer pursuant hereto or to the other Transaction Documents shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or would deem such Buyers to be members of a “group” for purposes of Section 13(d) of the 1934 Act. The Buyers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of PubCo. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the 1934 Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

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     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ Howard Brill

Howard Brill
Chief Executive Officer

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYERS:

RADCLIFFE SPC, LTD.
for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.
By: RGC Management Company, LLC

	By:	/s/ Gerald F. Stahlecker

	Name:	Gerald F. Stahlecker
	Title:	Managing Director

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

AMATIS LIMITED
	By:	Amaranth Advisors L.L.C.,
Its Trading Advisor

By:	/s/ KARL J. WACHTER SVC

Name: Karl J. Wachter
Title: Authorized Signatory
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

MAGNETAR CAPITAL MASTER
FUND, LTD

By: Magnetar Financial LLC
Its: Investment Manager

By:	/s/ PAUL SMITH

Name: Paul Smith
Title: General Counsel
It is expressly understood and agreed that any closing condition requiring the execution and delivery of any agreement containing a “lock-up” (including, without limitation, as set forth in Section 7(q)) shall not be applicable to the purchase by, or for the benefit of, Magnetar Capital Master Fund, Ltd. notwithstanding anything contained in this Agreement or in any such agreement.
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Nite Capital LP

By:	/s/ KEITH A. GOODMAN

Name: Keith A. Goodman
Title: Manager of the General Partner
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Lakeview Fund L.P.

By:	/s/ ARI LEVY

Name: Ari Levy
Title: Chief Investment Officer
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Diamond Opportunity Fund, LLC
By:	/s/ Richard Marks
	Name:	Richard Marks
	Title:	Managing Director

[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Noam J. Rubinstein
By:	/s/ Noam J. Rubinstein
	Name:	Noam J. Rubinstein
	Title:	Vice President

[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Tariq Jawad
By:	/s/ Tariq Jawad
	Name:	Tariq Jawad
	Title:	Director

[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:	/s/ WALTER D. GOLLER
	Name:	Walter D. Goller
	Title:	COO, Downsview Capital, Inc., the General Partner of Cranshire Capital, LP
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Enable Growth Partners LP $394,200.00

By:	/s/ BRENDAN O’NEIL
	Name:	Brendan O’Neil
	Title:	Principal & Portfolio Manager
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Enable Opportunity Partners LP

$64,800.00

By:	/s/ Brendan O'Neil

Name: Brendan O'Neil
Title: Principal & Portfolio Manager
[Signature Page to Common Stock Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Pierce Diversified Strategy Master Fund LLC

$81,000.00

By:	/s/ Brendan O'Neil

Name: Brendan O'Neil
Title: Principal & Portfolio Manager
[Signature Page to Common Stock Securities Purchase Agreement]

Global Employment Solutions
     IN WITNESS WHEREOF, each buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Context Convertible Arbitrage Fund, LP

By:	/s/ William D. Fertig

	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC General Partner

BUYERS: Context Convertible Arbitrage Offshore, Ltd

By:	/s/ William D. Fertig

	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC Investment Adviser

BUYERS: Context Opportunistic Master Fund, LP

By:	/s/ William D. Fertig

	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC Investment Adviser
[Signature Page to Common Stock Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
			Number		Legal
			of		Representative’s
	Address and	Number of	Warrant	Purchase	Address and
Buyer	Facsimile Number	Shares	Shares	Price	Facsimile Number

					Drinker Biddle & Reath
Radcliffe SPC, Ltd.	c/o RG Capital Management,	250,000.00	250,000.00	$1,250,000.00	LLP
for and on behalf of	L.P.				One Logan Square
the Class A	3 Bala Plaza — East, Suite 501				Philadelphia, PA 19103-
Convertible	Bala Cynwyd, PA 19004				6996
Crossover Segregated	Attention: Gerald Stahlecker				Facsimile: (215) 988-
Portfolio					2757
	Facsimile: (610) 617-5900
	Telephone: (610) 617-0570
	Residence: Cayman Islands

Amatis Limited	c/o Amaranth Advisors L.L.C.	40,000.00	40,000.00	$200,000.00	Schulte Roth & Zabel LLP
	One American Lane				919 Third Avenue
	Greenwich, CT 06831				New York, New York
	Attention: General Counsel				10022
					Attention: Eleazer Klein,
	Facsimile: (203) 422-3540				Esq.
	Telephone: (203) 422-3340				Facsimile: (212) 593-5955
	Residence: Cayman Islands				Telephone: (212) 756-2376

(1)	(2)	(3)	(4)	(5)	(6)
			Number		Legal
			of		Representative’s
	Address and	Number of	Warrant	Purchase	Address and
Buyer	Facsimile Number	Shares	Shares	Price	Facsimile Number
Magnetar Capital	1603 Orrington Ave., #1300	200,000.00	200,000.00	$1,000,000.00
Master Fund, Ltd.	Evanston, IL 60201
	Telephone: (847) 905-4707

	Nite Capital Management
Nite Capital, LP	100 E. Cook Avenue, Suite 201	10,000.00	10,000.00	$50,000.00
	Libertyville IL 60048
	Telephone: (847) 716-0362

	415 N. LaSalle
Lakeview Fund, LP	Suite 700B	50,000.00	50,000.00	$250,000.00
	Chicago, Illinois 60610

	Telephone: (312) 245-2910

	500 Skokie Boulevard,
Diamond Opportunity	Suite 310	40,000.00	40,000.00	$200,000.00
Fund, LLC	Northbrook, IL 60062

	Telephone: (847) 897-8129

	Rodman & Renshaw, LLC
Noam J. Rubinstein	1270 Avenue of the Americas, 16th FL	3,000.00	3,000.00	$15,000.00
	NY, NY 10020

	Telephone: (212) 356-0527

(1)	(2)	(3)	(4)	(5)	(6)
			Number		Legal
			of		Representative’s
	Address and	Number of	Warrant	Purchase	Address and
Buyer	Facsimile Number	Shares	Shares	Price	Facsimile Number
	Rodman & Renshaw, LLC
Tariq Jawad	1270 Avenue of the Americas, 16th FL	15,000.00	15,000.00	$75,000.00
	NY, NY 10020

	Telephone: (212) 356-0515

	666 Dundee Rd., #1901
Cranshire Capital,	Northbrook, IL 60062	50,000.00	50,000.00	$250,000.00
L.P.
	Telephone: (847) 562-9030

	One Ferry Bldg., #255
Enable Growth	San Francisco, CA 94111	78,840.00	78,840.00	$394,200.00
Partners LP
	Telephone: (415) 677-1578

	One Ferry Bldg., #255
Enable Opportunity	San Francisco, CA 94111	12,960.00	12,960.00	$64,800.00
Partners LP
	Telephone: (415) 677-1578

	One Ferry Bldg., #255
Pierce Diversified	San Francisco, CA 94111	16,200.00	16,200.00	$81,000.00
Strategy Master Fund LLC
	Telephone: (415) 677-1578

Context Convertible	289 Greenwich Avenue, 4th	13,874.00	13,874.00	$69,370.00
Arbitrage Fund, LP	Floor Greenwich CT 06830

	Telephone: (203) 422-0197

Context Convertible	289 Greenwich Avenue, 4th	53,326.00	53,326.00	$266,630.00
Arbitrage Offshore,	Floor Greenwich CT 06830
Ltd.
	Telephone: (203) 422-0197

(1)	(2)	(3)	(4)	(5)	(6)
			Number		Legal
			of		Representative’s
	Address and	Number of	Warrant	Purchase	Address and
Buyer	Facsimile Number	Shares	Shares	Price	Facsimile Number
Context Opportunistic	289 Greenwich Avenue, 4th	16,800.00	16,800.00	$84,000.00
Master Fund, L.P.	Floor Greenwich CT 06830

Telephone: (203) 422-0197

DISCLOSURE SCHEDULE
Global Employment Solutions, Inc. (the “Company”) delivers these schedules (the “Schedules”) in connection with the following agreements:
•	Notes Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Notes SPA”)

•	Preferred Stock Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Preferred SPA”)

•	Common Stock Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Common SPA”)
The Notes SPA, the Preferred SPA and the Common SPA are collectively referred to as the “Agreements.” These Schedules are an integral part of the Agreements, are incorporated therein by reference and are not intended to be an independent document. Disclosure of any item herein shall not constitute an admission that such item is required to be disclosed, and the information contained herein is disclosed solely for the purposes of the Agreements. Nothing contained herein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including, without limitation, any violation of law or breach of agreement. The schedule numbers in these Schedules correspond to the section numbers in the Agreements. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreements.

Schedule 3(a)
Subsidiaries
     The table below sets forth all subsidiaries of Global Employment Holdings, Inc. and the state or other jurisdiction of incorporation or organization of each subsidiary.

State of
Subsidiary	Incorporation
Global Merger Corp(1)	CO
Global Employment Solutions, Inc.(2)	CO
Excell Personnel Services, Inc.(3)	IL
PD Quick Temps Inc.(4) (inactive)	PA
Friendly Advanced Software Technology, Inc.(3)	NY
Main Line Personnel Service, Inc.(3)	PA
Southeastern Personnel Management, Inc.(3)	FL
Southeastern Staffing, Inc.(3)	FL
Bay HR, Inc.(5)	FL
Placer Staffing, Inc.(5) (inactive)	CA
Southeastern Georgia HR, Inc.(5)	GA
Southeastern Staffing II, Inc.(5)	FL
Southeastern Staffing III, Inc.(5)	FL
Southeastern Staffing IV, Inc.(5)	FL
Southeastern Staffing V, Inc.(5)	FL
Southeastern Staffing VI, Inc.(5)	FL
Temporary Placement Service, Inc.(3)	GA

(1)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(2)	Majority-owned subsidiary of Global Merger Corp

(3)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(4)	Wholly-owned subsidiary of Excell Personnel Services, Inc.

(5)	Wholly-owned subsidiary of Southeastern Staffing, Inc.

Schedule 3(m)
Transactions with Affiliates
The Company leases office space in Dalton, Georgia from MPS Partnership in which Stephen Pennington, one of its executive officers, is a partner. For the fiscal years ended 2005, 2004 and 2003, the Company paid rent to MPS Partnership in the amounts of approximately $74,000, $74,250 and $59,900, respectively. The Company expects to continue renting office space from Mr. Pennington for the foreseeable future.
The Company is party to a management consulting agreement with KRG Colorado, LLC (“KRG”), a company controlled by some of the Company’s shareholders. The agreement will be terminated upon the closing of the transaction contemplated by the Agreements. Under the agreement, the Company receives management, advisory and corporate structure services from KRG for an annual fee. KRG is eligible for a bonus fee, based on performance thresholds, for each fiscal year, and fees related to acquisitions and divestitures. On November 15, 2001, KRG agreed to waive and forgive amounts accrued as of that date. During the fiscal years ended January 1, 2006 and January 2, 2005, the Company paid $180,000 and $90,000, respectively, in consulting fees, and such amounts were included in operating expenses in the statements of income. The Company did not pay KRG under the agreement during the fiscal year ended December 28, 2003.
The Company will cause PubCo to issue KRG 50,000 shares of PubCo common stock, valued at $5 per share, upon the consummation of the transaction contemplated by the Agreements in consideration for financial advisory services rendered by KRG during the transaction.
In 2001, KRG, advanced working capital funds to the Company in the approximate principal amount of $1,500,000 in exchange for a promissory note. These advances are non-interest bearing and were to mature on February 5, 2005, or share in distributable proceeds from a sale of the Company along with other holders of the Company’s subordinated debt. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007. The Company will retire the debt on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo common stock.
In 2001, as part of a recapitalization, certain of the management and debt and equity holders of the Company formed a limited liability company named Global Investment I, LLC (the “LLC”) for the purpose of purchasing at a discount certain senior debt of the Company. The Company then issued its Series C preferred stock to the LLC to retire the senior debt and related accrued interest. It is expected that the LLC will participate in the Recapitalization and thereby exchange its shares of the Company’s Series C preferred stock for PubCo Common Stock. Furthermore, it is expected that the LLC will dissolve and distribute to its members all its assets, including any PubCo Common Stock held, shortly after the Closing.

Schedule 3(n)
Outstanding Securities
542,166 warrants are exercisable into 542,166 shares of common stock at $.01 per share, at any time prior to the earlier of March 13, 2008 or six years after the Company’s senior subordinated notes are paid in full. The warrants provide the holders the right to require the Company to redeem them for fair value at any time after July 29, 2003. Pursuant to Section 5.1(d) of the Share Purchase Agreement, dated March 31, 2006, among GES, PubCo and GES shareholders signatory thereto, the warrants are forfeited to GES and cancelled, without any further action required, in consideration of the warrant holders’ receiving PubCo Common Stock and the Special Dividend upon consummation of the transaction contemplated by the Agreements.
2,000,000 shares of GES common stock are issued under the Company’s Restricted Stock Plan; all of these shares will be repurchased for the amount set forth on Schedule 3(aa)(ii) to the Notes SPA and Schedule 3(y)(ii) to the Preferred SPA and the Common SPA.

Schedule 3(o)
Indebtedness and Other Contracts
Senior Indebtedness
Effective in March 2002 and as subsequently amended in June 2003, August 2004, January 2005 and May 2005, the Company and its subsidiaries executed a Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) for revolving credit borrowings and letters of credit collateralized by the Company’s accounts receivable. Maximum available borrowings of up to $10.0 million ($7.5 million prior to August 30, 2004) are limited to 85% of eligible billed receivables and 70% of unbilled receivables. Interest was payable at Wells Fargo’s prime rate plus 1% per annum through August 29, 2004, and effective August 30, 2004, interest is payable at Wells Fargo’s prime rate (7% at January 1, 2006), subject to a minimum of $7,500 per month. A fee of 0.25% per annum is payable on the unused portion of the commitment. The term of the Credit Agreement expires on July 31, 2006. There were no outstanding borrowings at January 1, 2006 and January 2, 2005. The Credit Agreement requires certain customer payments to be paid directly to blocked lockbox accounts controlled by Wells Fargo, and the Credit Agreement contains a provision that allows the lender to call the outstanding balance of the line of credit if any material adverse change in the business or financial condition of the Company occurs. As of the date hereof and prior to giving effect to the transaction contemplated by the Agreements, there is an aggregate of $235,085 outstanding under the Credit Agreement, consisting of two outstanding letters of credit with Wells Fargo, both of which will remain outstanding after the closing of the transaction contemplated by the Agreements until they expire on December 31, 2006.
Concurrently with the Closing, the Credit Agreement will be further amended pursuant to a Fifth Amendment to the Credit Agreement that will effect the following changes to the credit facilities provided by Wells Fargo: (i) the maximum amount of revolving credit borrowings (including letters of credit) will be increased to $15.0 million and the maturity date for the revolving portion of the credit facility will be extended to January 31, 2009, (ii) Wells Fargo will provide a term loan to the borrowers under the Credit Agreement in the amount of $5.0 million, with interest thereon to accrue at Wells Fargo’s prime rate plus 2.75% per annum, and payable based on a 36-month amortization with a balloon payment at maturity on April 1, 2008, (iii) 25% of excess cash flow of the borrowers will be applied to make principal payments in respect of the term loan on an annual basis, (iv) advance rates will change to 90% for eligible billed accounts receivable and 75% for eligible unbilled accounts receivable (reducing to 85% and 70%, respectively, upon payment of the term loan), (v) the borrowers will pay an amendment fee of $175,000 to Wells Fargo concurrently with the Closing, (vi) the requirement for minimum average availability under the revolving portion of the credit facility will be increased to $2.0 million, and (vii) certain changes will be made to the financial covenants imposed by the Credit Agreement.

Subordinated Indebtedness
Senior Subordinated Notes
On March 13, 1998, the Company entered into a senior subordinated Note Purchase Agreement as part of its acquisition of Temporary Placement Service, Inc. and Excell Personnel Service Corporation. This agreement was amended on July 29, 1998, and September 11, 1998, in conjunction with the Company’s acquisitions of four other companies. This agreement was further amended on November 15, 2001 as part of a recapitalization.
The senior subordinated notes bore interest at a fixed annual rate of 13% per annum. Monthly interest payments of approximately $151,000 were originally to be paid through September 30, 2004. However, interest payments have not been made after November 2000, and as amended in conjunction with a 2001 recapitalization, all remaining principal, together with all unpaid interest as of November 15, 2001, was payable on February 28, 2005. However, on February 25, 2005 the maturity date of these notes was extended to February 28, 2007. Interest ceased to accrue on these notes effective November 15, 2001. If the Company is sold prior to maturity, the subordinated note holders will be entitled to receive only the amount provided for by the sales proceeds distribution schedule as described in the Master Investment Agreement.
The Company will retire the senior subordinated notes on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
Purchase Money Subordinated Notes
In conjunction with the Company’s purchase of Southeastern Staffing, Inc., the Company issued subordinated notes to the sellers that bore interest at a fixed rate of 8% per annum, payable quarterly. Quarterly principal payments were to commence June 30, 2000, until paid in full, with any remaining balance due at maturity on July 29, 2005. As part of a 2001 recapitalization, effective November 15, 2001, the remaining notes no longer bear interest and were scheduled to mature July 29, 2005, or share in proceeds from a sale of the Company along with other subordinated note holders. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007.
The Company will retire the purchase money subordinated notes on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
KRG Colorado, LLC Subordinated Note
In 2001, KRG advanced working capital funds to the Company in the approximate principal amount of $1,500,000 in exchange for a promissory note. These advances are non-interest bearing and were to mature on February 5, 2005, or share in distributable proceeds from a sale of the Company along with other holders of the Company’s subordinated debt. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007.

The Company will retire the subordinated note on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
Financing Statements to Secure Indebtedness

Debtor	Secured Party	Type	File #	Collateral
Global Employment Solutions, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement (and 3 amendments)	20012107251 20022009136 20022017483 20022032356	Personal property

Global Employment Solutions, Inc.	U.S. Bancorp	Financing Statement	20012113564	Equipment lease

Bay HR, Inc.	Wells Fargo Business Credit, Inc	Financing Statement	200407033031	Personal property

Excell Personnel Service Corporation	Wells Fargo Business Credit, Inc	Financing Statement (and 1 amendment)	4465054000 4807456	Personal property

Friendly Advanced Software Technology, Inc.	Wells Fargo Business Credit, Inc	Financing Statement (and 3 amendments)	228104 040570 040572 070535	Personal property

Main Line Personnel Services, Inc.	Wells Fargo Business Credit, Inc	Financing Statement (and 1 amendment)	34590242 34941059	Personal property

Main Line Personnel Services, Inc.	CIT Technology Financing Services, Inc.	Financing Statement	20220007868	Equipment lease

Main Line Personnel Services, Inc.	Citicorp Vendor Finance, Inc.	Financing Statement	20040080356	Equipment lease

Main Line Personnel Services, Inc.(1)	General Electric Capital Corporation	Financing Statement	2006011902869	Accounts receivable

Southeastern Georgia HR, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	060-2004-006974	Personal property

Southeastern Personnel Management, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	200202990026	Personal property

Southeastern Staffing, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	200200554253	Equipment lease

Southeastern Staffing, Inc.	Greatamerica Leasing Corporation	Financing Statement	200202295468	Equipment lease

Debtor	Secured Party	Type	File #	Collateral
Southeastern Staffing, Inc.	Eplus Group, Inc.	Financing Statement	200304038731	Equipment lease

Southeastern Staffing, Inc.	Irwin Business Finance Corporation	Financing Statement	200304744067	Equipment lease

Southeastern Staffing, Inc.	Irwin Business Finance Corporation	Financing Statement	200305356982	Equipment lease

Southeastern Staffing, Inc.	Greatamerica Leasing Corporation	Financing Statement	20040722922X	Equipment lease

Southeastern Staffing, Inc.	Credential Leasing Corp of Florida, Inc.	Financing Statement	200509981737	Equipment lease

Southeastern Staffing, Inc.	Inter-Tel Leasing	Financing Statement	200601654402	Equipment lease

Temporary Placement Service, Inc.	US Bancorp	Financing Statement	007-2005-018588	Equipment lease

Temporary Placement Service, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement (and 4 amendments)	060-2001-018586 060-2002-002811 060-2002-004508 060-2002-012053 060-2004-006845	Personal property

(1)	See Section 4(v) in the Notes SPA.

Schedule 3(o)(i)
Permitted Indebtedness
Senior Indebtedness
Permitted Liens to secure Senior Indebtedness
Permitted Liens securing the Company’s obligations under the Notes
We have capitalized lease obligations for office furniture and equipment in the aggregate amount of $135,546 as of January 1, 2006. We also have other leases that would qualify as capitalized leases, for example copier leases, but we account for them as operating leases because of the immateriality of such leases.

Schedule 3(v)
Subsidiary Rights
Senior Indebtedness restricts, but does not preclude altogether, payment of dividends by the Company and its subsidiaries.

Schedule 3(w)
Tax Status
The Company and two of its subsidiaries, Southeastern Staffing, Inc. (including all of Southeastern Staffing, Inc.’s subsidiaries) and Southeastern Personnel Management, Inc., have a tax sharing agreement. Southeastern Staffing, Inc. (including all of its subsidiaries) and Southeastern Personnel Management file a consolidated tax return with the Company, and the income tax provision (benefit) is allocated based on the separate return method.

Schedule 3(y)(i) to Preferred Stock Securities Purchase Agreement and
     Common Stock Securities Purchase Agreement — Required Repayments
Schedule 3(aa)(i) to Notes Securities Purchase Agreements — Required Repayments

	Sub Debt
	Principal	Cash
	Invested	Distribution	# of Shares ($5.00)
Parties to the Note Purchase Agreement, Dated March 13, 1998, as amended:
Seacoast Capital	$4,300,000.00	$4,184,998.64	23,000.272
Pacific Mezzanine	2,866,000.00	2,789,350.26	15,329.949
Stratford Capital	4,050,000.00	3,941,684.77	21,663.047
Rocky Mountain Capital	2,750,000.00	2,676,452.62	14,709.476

Subtotal	$13,966,000.00	$13,592,486.28	74,702.744

Party to the Promissory Note dated November 15, 2001:
KRG Colorado, LLC	1,500,000.00	$1,459,883.25	8,023.351

Parties to the Subordinated Promissory Note Agreement, Dated July 29, 1988:
George Conley	457,965.06	$445,717.01	2,449.610
Greg Bachrach	25,944.36	25,250.49	138.774

Subtotal	$483,909.42	$470,967.50	2,588.384

Total	$15,949,909.42	$15,523,337.03	85,314.479

Schedule 3(y)(ii) to Prefered Stock Securities Purchase Agreement and
     Common Stock Securities Purchase Agreement — Management Payments
Schedule 3(aa)(ii) to Notes Securities Purchase Agreement — Management Payments
GES
Restricted Stock Plan Distributions

		Distributed at Close of Reverse Merger
	Restricted Stock	Cash
	Allocated Shares	Consideration	# of Shares ($5.00)
Investor Payouts
Howard Brill	716,432.04	$3,993,817.33	723,538.15
Robert Pennington	240,968.95	1,343,304.02	243,359.06
Robert Larkin	207,530.79	1,156,899.83	209,589.24
Lee Elkinson	51,768.67	288,589.28	52,282.15
Kenneth Michaels	149,838.40	835,288.20	151,324.61
Terry Koch	121,090.50	675,030.36	122,291.57
Clinton Burgess	82,108.83	457,723.38	82,923.25
Gregory D’Ambrosio	77,830.58	433,873.85	78,602.56
Fred Viarrial	68,081.52	379,526.80	68,756.80
Daniel Hollenbach	48,285.15	269,170.08	48,764.08
Thomas Kennedy	20,000.00	111,491.87	20,198.38
Michael Lazrus	18,354.05	102,316.35	18,536.10
Derek Golenski	11,810.54	65,838.99	11,927.69
John Zaleski	11,810.54	65,838.99	11,927.69
Michael Sizemore	11,250.00	62,714.18	11,361.59
John Rudakas	10,938.00	60,974.90	11,046.49
Stephen Wallach	10,000.00	55,745.94	10,099.19
Craig Kasper	6,613.91	36,869.83	6,679.51
Sharvani Srinivas	6,000.00	33,447.56	6,059.51
Sarah Bullard	5,886.00	32,812.06	5,944.38
William Nagel	5,463.00	30,454.01	5,517.19
Bill Kilgour	5,000.00	27,872.97	5,049.59
Wendell Ellis	4,750.00	26,479.32	4,797.11
Barbara Stocks	4,724.22	26,335.59	4,771.08
Kimberly LePre	4,724.22	26,335.59	4,771.08
Zachary Schnell	4,724.22	26,335.59	4,771.08
Deborah Reynolds	3,779.37	40,152.78	—
Norma Nunez	3,779.37	40,152.78	—
W. Newmaster	3,560.00	37,822.11	—
Susan Primrose	3,401.44	36,137.50	—
Ralph Moseley	3,115.00	33,094.35	—
Srinivas Manepalli	2,912.00	30,937.63	—
Ashley Notthoff	2,834.53	30,114.59	—
Denyse Robinson	2,834.53	30,114.59	—
Susan Brewster	2,834.53	30,114.59	—
Monty Shapiro	2,694.00	28,621.56	—
Lisa Stanford	2,362.11	25,095.49	—
Arnold Tomasello	2,301.00	24,446.26	—
Michael DeVlieger	1,987.00	21,110.27	—
Douglas Graham	2,362.11	25,095.49	—
Elizabeth Matson	1,889.69	20,076.39	—
Jennifer Wolochow	2,087.42	22,177.11	—
Joel Caballero	1,889.69	20,076.39	—
Russell Abramson	2,362.11	25,095.49	—
Daniel Gallagher	1,742.00	18,507.33	—
Boyd Kelly	1,655.00	17,583.04	—
Kevin McCarthy	1,655.00	17,583.04	—
Ivette Alon-Kaptzan	1,526.00	16,212.51	—
Belia Duke	750.00	7,968.14	—
Catherine Byars	1,417.27	15,057.29	—
Diane Green	1,417.27	15,057.29	—
Rhonda Davis	1,417.27	15,057.29	—
Rhonda Wright	1,417.27	15,057.29	—
Susan Hudson	1,417.27	15,057.29	—
Marilyn Davie	1,100.00	11,686.61	—
Patrick Keenan	1,079.00	11,463.50	—
Edward Berry	1,019.00	10,826.05	—
Rosalie Saraco	1,012.00	10,751.68	—
David Lobato	1,000.00	10,624.19	—
Stephanie Buongiorno	966.00	10,262.97	—
April Loudermilk	944.84	10,038.19	—
Jeff Goffinet	472.42	5,019.10	—
Jodi Gomberg	944.84	10,038.19	—
Lauri Cook	944.84	10,038.19	—
Mary Dasher	944.84	10,038.19	—
Phil Preston	283.45	3,011.46	—
Pollette Jenkins	944.84	10,038.19	—
Julie Heath	615.00	6,533.88	—
Shashi Sethi	600.00	6,374.51	—
Charles LaBenski	552.00	5,864.55	—
George Lapworth	548.00	5,822.05	—
Mattie Anderson	537.00	5,705.19	—
Abigayle Dunn	500.00	5,312.09	—
Judith Bates	500.00	5,312.09	—
Nicholas Mervosh	500.00	5,312.09	—
Rajagopal Vedanthachari	500.00	5,312.09	—
Veska Tsenkova	500.00	5,312.09	—
Debbie Underkoffler	944.84	10,038.19	—
Gavin Meacham	472.42	5,019.10	—
Hans Van Ravensberg	472.42	5,019.10	—
Kevin Kelly	472.42	5,019.10	—
Ron Ellison	472.42	5,019.10	—
Tim Dasher	944.84	10,038.19	—
Terry Humphrey, Jr.	448.00	4,759.64	—
Jai Gulati	405.00	4,302.80	—
Ann Thornton	283.45	3,011.46	—
Dana Morgan	283.45	3,011.46	—
Debra Ponder	283.45	3,011.46	—
Joann Johnson	283.45	3,011.46	—
Karen Buttram	283.45	3,011.46	—
Linda Duckett	472.42	5,019.10	—
Phyllis Norman	283.45	3,011.46	—
Pilar Holder	472.42	5,019.10	—
Shaun Abernathy	283.45	3,011.46	—
Wanda McGarity	283.45	3,011.46	—
Peggy Sokol	236.21	2,509.55	—
Sandy Sanderson	236.21	2,509.55	—
Aarthi Krishnaswami	209.00	2,220.46	—
Kimberly Warner	200.00	2,124.84	—
Pranesh Hanumantha Rao	168.00	1,784.86	—

GES
Restricted Stock Plan Distributions

		Distributed at Close of Reverse Merger
	Restricted Stock	Cash
	Allocated Shares	Consideration	# of Shares ($5.00)
Investor Payouts
Preethi Krishnaswami	151.00	1,604.26	—
Nitin Raut	109.00	1,158.04	—
Albert Barbuzza	100.00	1,062.42	—
Amy Alderman	100.00	1,062.42	—
Catherine Angove	100.00	1,062.42	—
Daniel Reid	100.00	1,062.42	—
Darryl James	100.00	1,062.42	—
Jaganathan Venkatachalam	100.00	1,062.42	—
Jalime Vargas	100.00	1,062.42	—
Jenny Lazo	100.00	1,062.42	—
Jill McCarthy	100.00	1,062.42	—
Jo Anne McCann	100.00	1,062.42	—
Karol Wiser	100.00	1,062.42	—
Kathleen Martinez	100.00	1,062.42	—
Keri Kremer	100.00	1,062.42	—
Kevin Dodson	100.00	1,062.42	—
Lori Peterson	100.00	1,062.42	—
Lucille Sheppard	100.00	1,062.42	—
Mary Isla	100.00	1,062.42	—
Mindy McLeod	100.00	1,062.42	—
Nashira Soto	100.00	1,062.42	—
Norma Ramos	100.00	1,062.42	—
Paul Young	100.00	1,062.42	—
Robert Bacharach	100.00	1,062.42	—
Ruth Ricchezza	100.00	1,062.42	—
Sharon Semple	100.00	1,062.42	—
Simmonette Roxas	100.00	1,062.42	—
Susan Barr	100.00	1,062.42	—
Teresa Clark	100.00	1,062.42	—
Angela Butler	73.00	775.57	—
Gail Blanco	73.00	775.57	—
Eileen Wagner	59.00	626.83	—
Jamie Burton	59.00	626.83	—
Padmini Vijayan	48.00	509.96	—
Patricia Shanks	48.00	509.96	—
Sofia Trbovic	45.00	478.09	—
Anand Bhat	42.00	446.22	—
Kevin Licciardello	42.00	446.22	—
Catherine Taber	36.00	382.47	—
Tom Shaginaw	472.42	5,019.10	—
Lauren Korchinski	283.45	3,011.46	—
MaryKate Berry	94.48	1,003.82	—
Jennier Lester	94.48	1,003.82	—
Casey Chism	283.45	3,011.46	—

	2,000,000.00	$11,623,929.27	1,924,889.11